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                                                                       EXHIBIT 5

                           Manatt, Phelps & Phillips
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                               ATTORNEYS AT LAW


          11355 WEST OLYMPIC BOULEVARD            1501 M STREET N.W., SUITE 700
       LOS ANGELES, CALIFORNIA 90064-1614          WASHINGTON, D.C. 20005-1702
  TELEPHONE (310) 312-4000  FAX (310) 312-4224       TELEPHONE (202) 463-4300
                                                         FAX (202) 463-4394

                                               33 MUSIC SQUARE WEST, SUITE 106-B
                                                NASHVILLE, TENNESSEE 37203-3226
                                                    TELEPHONE (615) 259-1240
                                                       FAX (615) 259-1289


                                  May 4, 1995


Ventura County National Bancorp
500 Esplanade Drive
Oxnard, California   93030


Ladies and Gentlemen:

     We have acted as counsel for Ventura County National Bancorp, a California corporation (the "Company") in connection with the proposed public offering by the Company of up to 3,500,000 common stock subscription rights (the "Rights") and up to 3,500,000 shares (the "Shares") of common stock, no par value (the "Common Stock") issuable upon the exercise of Rights or pursuant to certain standby purchase agreements to be entered into between the Company and certain persons as standby purchasers by means of that certain Registration Statement on Form S-2 (Registration No. 33-88388), as amended and supplemented (the "Registration Statement") and the Prospectus constituting a part thereof (the "Prospectus").

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. We have also obtained from officers of the Company such advice as we considered necessary for the purposes of this opinion, and insofar as our opinion is based on matters of fact upon which conclusions of law are expressed, we have relied upon such advice.

     Based upon the foregoing, we are of the opinion that:

     1. The Rights have been duly authorized and when issued and delivered in accordance with the terms set forth in the Prospectus, will be validly issued, fully paid and nonassessable.

     2. The Shares have been duly authorized and when issued and delivered against payment therefor will be validly issued, fully paid and nonassessable.
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MANATT, PHELPS & PHILLIPS

 Ventura County National Bancorp
 May 4, 1995
 Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-2 which is being filed on behalf of the Company in connection with the Registration Statement under the Securities Act of 1933, as amended, and to the reference to this firm under the heading "Legal Matters" and in the Prospectus.

                                               Very truly yours,



                                               MANATT, PHELPS & PHILLIPS